Exhibit 99.3

Gentherm Announces Increase in Share Repurchase Authorization to $300 Million

NORTHVILLE, Mich. June, 25, 2018 - Gentherm (NASDAQ:THRM), the global market leader and developer of innovative thermal management technologies, announced today that its Board of Directors authorized an increase in the company’s stock repurchase plan to $300 million. This authorization is an increase to the existing $100 million stock purchase program that was authorized by the Company’s Board of Directors in December 2016. The remaining authorized repurchase plan has been extended until December 2020 and, as of June 25, 2018, there is approximately $281.5 million available for repurchase under the repurchase plan, as amended.

“The significant increase in our share repurchase program demonstrates our commitment to driving value for our shareholders, while simultaneously investing in critical technologies to further grow our business,” said Phil Eyler, president and CEO. “This program reflects our confidence in our Strategic Plan and our ability to generate strong cash flows.”

The Company will be presenting its Strategic Plan at an investor event today at 1:30 pm Eastern time. The presentation will be available on the Investor Relations section of the Gentherm website, by accessing http://www.gentherm.com/events.

The number of shares repurchased and the timing of the repurchases under the share repurchase program will be determined by the Company’s management. Share repurchases are subject to the Company’s alternative uses of capital and prevailing financial, market and industry conditions.

Gentherm may implement share repurchases under its share repurchase authorization utilizing a variety of methods including open market purchases, accelerated share repurchase programs, privately negotiated transactions and structured repurchase transactions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under securities laws. The authorization of this share repurchase program does not require that the Company repurchase any specific dollar value or number of shares and may be modified, extended or terminated by the Company’s Board of Directors at any time.

Investor Contact	Media Contact
Yijing Brentano	Melissa Fischer
investors@gentherm.com	media@gentherm.com
248.308.1702	248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, TrueThermTM cupholder and storage bins, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Non-automotive products include remote power generation systems, heated and cooled furniture, patient temperature management systems, industrial environmental test chambers and related product testing services and other consumer and industrial temperature control applications. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has over thirteen thousand employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this press release are made as of the date hereof or as of the date specified and are based on management’s current expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company’s actual performance to differ materially from that described in or indicated by the forward-looking statements. Those risks include, but are not limited to: the Company may be unable to repurchase its shares of common stock at favorable prices or at all, due to market conditions, applicable legal requirements, debt covenants or other restrictions, compliance with covenants and other restrictions under the Company’s credit facility, the availability and terms of additional financings, and changes in global, national, regional and/or local economic conditions and geopolitical climates; new technologies may not be feasible; sales may not increase, new competitors may arise or customers may develop their own products to replace the Company’s products; customer preferences for end products may shift; the Company’s cost reduction initiatives may not produce expected savings, synergies or efficiencies; market conditions or regional growth may decline; general industry conditions may decline; and other adverse conditions in the industries in which the Company operates may negatively affect its results. The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company’s annual report on Form 10-K for the year ended December 31, 2017 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.